Exhibit 99.3
News Release

FOR IMMEDIATE RELEASE
FEBRUARY 13, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES PRICING OF
OFFERING OF $1.3 BILLION OF SENIOR NOTES DUE 2019

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 13, 2012 – Chesapeake Energy Corporation (NYSE:CHK) today announced that it has priced its previously announced public offering of $1.3 billion principal amount of Senior Notes due 2019, which will carry an interest rate of 6.775% per annum. The senior notes were priced at 98.75% of par to yield 7%. The offering was increased from a previously announced offering size of $1.0 billion, resulting in net proceeds to Chesapeake of $1.26 billion after deducting underwriting discounts and commissions. Chesapeake expects the issuance and delivery of the senior notes to occur on February 16, 2012, subject to customary closing conditions.

Chesapeake intends to use the net proceeds from the offering for general corporate purposes. Pending such use, Chesapeake plans to use the net proceeds from the offering to repay amounts outstanding under its revolving bank credit facility, which it anticipates reborrowing from time to time to meet capital expenditure initiatives.

The notes were offered pursuant to an effective shelf registration statement filed August 3, 2010 with the U.S. Securities and Exchange Commission. Chesapeake intends to list the notes on the New York Stock Exchange after issuance. BofA Merrill Lynch, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and RBS Securities Inc. acted as joint book-running managers for the offering.  Copies of the prospectus relating to the offering may be obtained from BofA Merrill Lynch at 4 World Financial Center, 7th Floor, New York, NY 10080, attention: Prospectus Department, by telephone at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor New York, NY 10014, by telephone at (866) 718-1649 or by email at prospectus@morganstanley.com. An electronic copy of the preliminary prospectus supplement is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippi Lime, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara, Frontier, Codell, Three Forks/Bakken and Utica unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling, trucking, pressure pumping and other oilfield service assets directly and indirectly through its subsidiaries Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C. and its affiliate Chesapeake Midstream Partners, L.P. (NYSE:CHKM).  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the expected consummation of the offering described and the use of proceeds.  Forward-looking statements give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.